COMMON STOCK

[redacted]

NUMBER

4106



COMMON STOCK

[redacted]

SHARES

ALTRUST FINANCIAL SERVICES, INC.

Incorporated Under the Laws of the State of Alabama

CUSIP 230154 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS AND AVAILABILITY OF A FULL STATEMENT DESCRIBING THE CORPORATION'S CAPITAL STOCK

This Certifies that

SAMPLE

is the registered owner of

Countersigned and Registered:
PEOPLES BANK OF NORTH ALABAMA
Transfer Agent and Registrar

By

Its Authorized Officer

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK of ALTRUST FINANCIAL SERVICES, INC. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The par value of each share shall be as set forth from time to time in the Corporation's Articles of Incorporation. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Corporation's Articles of Incorporation and By-laws and any amendments thereto, copies of which are on file in the Corporation's main office, and to all provisions of which the holder hereof assents.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated: ________________, ________

ALTRUST FINANCIAL SERVICES, INC.
CORPORATE
SEAL
★ ALABAMA ★

Secretary

President

VOID